Exhibit 10.4

This document prepared by
and after recording return to:

Scott Perrenoud

CADWELL SANFORD DEII3BRT & GARRY, LLP

200 East 10th Street, Suite 200
Sioux Falls, South Dakota 57104

Telephone:    605-336-0828

MORTGAGE, SECURITY AGREEMENT,

ASSIGNMENT OF LEASES AND RENTS

AND FIXTURE FINANCING STATEMENT

(CONSTRUCTION MORTGAGE)

This Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement (this “Mortgage”) is made as of September 21, 2007, by Northern Lights Ethanol, LLC, a South Dakota limited liability company (“Borrower”), having its principal offices at Big Stone City, South Dakota, in favor of U.S. Bank National Association, a national banking association (“Lender”), having its principal offices at 141 North Main Avenue, Sioux Falls, South Dakota.

R E C I T A L S:

A.            Lender has lent, or conditionally agreed to lend, to Borrower the principal sum of Four Million Three Hundred Thousand and no/100 Dollars ($4,300,000.00) (the “2007 Term Loan”), to be repaid with interest thereon, as evidenced by that Promissory Note in such principal amount dated the same date as this Mortgage (the “Note”, which term shall include any amendment, modification, supplement, extension, renewal, replacement or restatement thereof), which 2007 Term Loan is the subject of a Amended and Restated Loan Agreement between Borrower and Lender dated as of August 28, 2006 (the “Loan Agreement”, which term shall include any amendment, modification, supplement, extension, renewal, replacement or restatement thereof). The Note, the Loan Agreement and any other Loan Document (as defined in the Loan Agreement) each dated the same date as this Mortgage, are hereby incorporated by reference, and, together with this Mortgage, as any of the same may be amended, modified, supplemented, extended, renewed, replaced or restated, are sometimes collectively referred to herein as the “Loan Documents.” The proceeds of the 2007 Term Loan are to be used to finance construction of grain bins upon the Land, as defined below.

B.            The obligations secured by this Mortgage (the “Obligations”) are as follows:

(i)            the principal amount of $4,300,000.00 or so much thereof as may be advanced by Lender under the Note and pursuant to the Loan Agreement; plus

(ii)           interest on the amount advanced and unrepaid, at the interest rate or rates provided in the Note; plus

(iii)          all other amounts payable by Borrower and all other agreements of Borrower under the Loan Documents as the same now exist or may hereafter be amended;

(iv)          all of Borrower’s other obligations of performance under the Loan Agreement and the other Loan Documents;

(v)           all Borrower’s other obligations of payment and performance secured by the Prior Mortgages (as defined below); and

(vi)          all debts, liabilities and obligations of the Borrower to Lender under any interest rate swap, cap, collar or floor transaction entered into under any ISDA Master Agreement or other agreement evidencing an interest rate swap, cap, collar or floor transaction arrangement between Borrower and Lender, whether presently or in the future existing, including any Schedule and Confirmation entered into thereunder, all as amended, modified, supplemented or amended from time-to-time.

C.            The Obligations shall mature on or before July 31, 2014 (the “Maturity Date”).

D.            The maximum principal indebtedness secured hereby is Four Million Three Hundred Thousand and no/l00 Dollars ($4,300,000.00), plus the amount of that Obligation described in Recital B(vi), plus amounts which may be advanced by Lender in protection of the Mortgaged Property or this Mortgage.

E.             Borrower holds a leasehold interest in land described in Exhibit A under the terms and conditions of a Big Stone Plant Property Lease with Big Stone-Grant Development and Transportation, L.L.C., dated April 18, 2001 (the “Big Stone Plant Property Lease”), which Lease has been filed for record in the Office of the Register of Deeds, Grant County, South Dakota, on September 14, 2001, and recorded in Book 223 of Misc. on page 704, as Document Number 199861.

F.             Borrower holds ingress and egress easements rights on certain land and spur lines identified in Exhibit A under the terms and conditions of an access and rail agreement dated April 18, 2001, granted by Otter Tail Corporation, f/k/a Otter Tail Power Company; Montana- Dakota Utilities Co., a division of MDU Resources Group, Inc., f/k/a Montana-Dakota Utilities Co.; and Northwestern Public Service, a division of NorthWestern Corporation, f/k/a Northwestern Public Service Company (collectively the “Big Stone Plant Co-Owners”) (the “Access and Rail Agreement”).

G.            (i)            Borrower earlier granted Lender a Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement evidencing a loan in the principal amount of Thirty One Million One Hundred Thousand Dollars ($31,100,000.00) from Lender to Borrower, filed for record with the Register of Deeds of Grant County, South Dakota, on September 14, 2001, at 1:25 P.M. and recorded in Book 260 at Page 178.

(ii)           Borrower earlier granted Lender an additional Mortgage-Collateral Real Estate Mortgage; Security Agreement, Fixture Filing and Assignment of Rents, as amended, filed for record with the Register of Deeds of Grant County, South Dakota, on January 9, 2003, at 1:10 P.M., and recorded in Book 278 at Page 953.

(iii)          Mortgagor earlier granted Lender a Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement (Construction Mortgage) evidencing a loan in the principal amount of Thirty Three Million Dollars ($33,000,000.00) from Lender to Mortgagor filed for record with the Register of Deeds, Grant County, South Dakota, on August 31, 2006, at 4:00 P.M. and recorded in Book 332 at Page 591, (the $31,100,000.00 Mortgage referenced above, the $8,000,000.00 Collateral Real Estate Mortgage, and the $33,000,000.00 Construction Mortgage are sometimes referred to herein as “the Prior Mortgages”).

(iv)          Simultaneously with this Mortgage, Borrower granted Lender a Mortgage - Collateral Real Estate Mortgage; Security Agreement, Fixture Filing and Assignment of Rents expected to be recorded approximately simultaneously with this Mortgage.

All the above references to Mortgages are sometimes referred to herein as the “Prior Mortgages”.

NOW, THEREFORE, Borrower, in consideration of Lender making the 2007 Term Loan, and to secure the 2007 Term Loan and payment and performance of the Obligations, hereby grants, bargains, sells, conveys and mortgages to Lender, its successors and assigns, forever, with power of sale, and grants to Lender, its successors and assigns, a security interest in, the following, all of which is called the “Mortgaged Property”:

A. LAND AND IMPROVEMENTS

Borrower’s leasehold interest in and to the land described in the Big Stone Plant Property Lease and the Borrower’s easement rights and other rights in and to the land described in the Access and Rail Agreement and all hereditaments, easements and appurtenances thereto, whether now existing or hereafter acquired by Borrower (collectively the “Land”), and all improvements and structures thereon, whether presently or in the future placed or located thereon (the “Improvements”); and

B. FIXTURES AND PERSONAL PROPERTY

All fixtures (the “Fixtures”), and all machinery, equipment and personal property (collectively the “Personal Property”) now or hereafter located on, in or under the Land and the Improvements, or usable in connection with the Land or the Improvements, and which are owned by Borrower or in which Borrower has an interest, including any construction mid building materials stored on and to be included in the Improvements, plus any repairs, replacements and betterments to any of the foregoing and the proceeds and products thereof; and

C. LEASES AND RENTS

All rights of Borrower with respect to tenants or occupants now or hereafter occupying any part of the Land or the Improvements, if any, including all leases and licenses and rights in connection therewith, whether oral or written (collectively the “Leases”), and all rents, income, both from services and occupation, royalties, revenues and payments, including prepayments and security deposits (collectively the “Rents”), which are now or hereafter due or to be paid in connection with the Land, the Improvements, the Fixtures or the Personal Property; and

D. GENERAL INTANGIBLES

All general intangibles of Borrower which relate to any of the Land, the Improvements, the Fixtures, the Personal Property, the Leases or the Rents, including proceeds of insurance and condemnation or conveyance of the Land and the Improvements, accounts, trade names, contract rights, accounts receivable and bank accounts; and

E. AFTER ACQUIRED PROPERTY AND PROCEEDS

All after acquired property similar to the property herein described and conveyed which may be subsequently acquired by Borrower and used in connection with the Land; the Improvements, the Fixtures, the Personal Property and other property; and all cash and non-cash proceeds and products of all of the foregoing property.

TO HAVE AND TO HOLD the same, and all estate therein, together with all the rights, privileges and appurtenances thereunto belonging, to the use and benefit of Lender, its successors and assigns, forever.

PROVIDED NEVERTHELESS, should Borrower pay and perform all the Obligations, then these presents will be of no further force and effect, and this Mortgage shall be satisfied by Lender, at the expense of Borrower.

This Mortgage also constitutes a security agreement within the meaning of the Uniform Commercial Code as in effect in the State of South Dakota (the “UCC”), with respect to all property described herein as to which a security interest may be granted and/or perfected pursuant to the UCC, and is intended to afford Lender, to the fullest extent allowed by law, the rights and remedies of a secured party under the UCC.

BORROWER FURTHER agrees as follows:

ARTICLE I

AGREEMENTS

Section 1.1 Performance of Obligations; Incorporation by Reference.  Borrower shall pay and perform the Obligations. Time is of the essence hereof, All of the covenants, obligations, agreements, warranties and representations of Borrower contained in the Loan Agreement and the other Loan Documents and all of the terms and provisions thereof; are hereby incorporated herein and made a part hereof by reference as if fully set forth herein.

Section 1.2  Further Assurances.  If Lender requests, Borrower shall sign and deliver and cause to be recorded as Lender shall direct any further mortgages, instruments of further assurance,

certificates and other documents as Lender reasonably may consider necessary or desirable in order to perfect; continue and preserve the Obligations and Lender’s rights, title, estate, liens and interests under the Loan Documents. Borrower further agrees to pay to Lender, upon demand, all costs and expenses incurred by Lender in connection with the preparation, execution, recording, filing and refining of any such documents, including attorneys’ fees and title insurance costs.

Section 1.3  Sale, Transfer, Encumbrance.  If Borrower sells, conveys, transfers or otherwise disposes of, or encumbers, any part of its interest in the Mortgaged Property, whether voluntarily, involuntarily or by operation of law, without the prior written consent of Lender, Lender shall have the option to declare the Obligations immediately due and payable without notice. Included within the foregoing actions requiring prior written consent of Lender are; (a) sale by deed or contract for deed; (b) mortgaging or granting a lien on the Mortgaged Property; (c) a transfer which changes the persons in control of Borrower or which transfers more than 25% of the beneficial interest in Borrower, except for transfers to Affiliates as defined in the Loan Agreement; and (d) Borrower’s entry into a Lease, Borrower shall give notice of any proposed action to Lender at least thirty (30) days prior to taking such action. Borrower shall pay all costs and expenses incurred by Lender in evaluating any such action. Lender may condition such consent upon modification of the Loan Documents or payment of fees. No such action shall relieve Borrower from liability for the Obligations. The consent by Lender to any action shall not constitute a waiver of the necessity of such consent to any subsequent action.

Section 1.4  Insurance.  Borrower shall obtain, maintain and keep in full force and effect (and upon request of Lender shall furnish to Lender copies of) policies of insurance as described in, and meeting the requirements set forth in, Exhibit B attached hereto, and upon request of Lender shall furnish to Lender proof of payment of all premiums for such insurance. At least ten (10) days prior to the termination of any such coverage, Borrower shall provide Lender with evidence satisfactory to Lender that such coverage will be renewed or replaced upon termination with insurance that compiles with the provisions of this Section. Borrower, at its sole cost and expense, from time to time when Lender shall so request, will provide Lender with evidence, in a form acceptable to Lender, of the full insurable replacement cost of the Mortgaged Property. All property (including boiler and machinery) and. liability insurance policies maintained by Borrower pursuant to this Section shall (i) include effective waivers by the insurer of all claims for insurance premiums against. Lender, and (ii) provide that any losses shall be payable notwithstanding (a) any act of negligence by Borrower or Lender, (b) any foreclosure or other proceedings or notice of foreclosure sale relating to the Mortgaged Property, or (c) any release from liability or waiver of subrogation rights granted by the insured. All insurance policies maintained by Borrower pursuant to the foregoing provisions shall respond on a primary basis relative to any other insurance carried by Lender in the event of loss. Insurance terms not otherwise defined herein shall be interpreted consistent with insurance industry usage.

Section 1.5  Taxes, Liens and Claims.  Utilities. Except as otherwise provided in the Loan Agreement, Borrower, at least (5) days before any penalty attaches thereto, shall pay and discharge, or cause to be paid -and discharged, all taxes, assessments and governmental charges and levies (collectively “Impositions”) imposed upon or against the Mortgaged Property or the Rents, or upon or against the Obligations, or upon or against the interest of Lender in the Mortgaged Property or the Obligations, except Impositions measured by the income of Lender. Borrower shall provide evidence of such payment at Lender’s request; Except as otherwise provided in the Loan Agreement,

Borrower shall keep the Mortgaged Property free and clear of all liens, encumbrances, easements, covenants, conditions, restrictions and reservations (collectively “Liens”) except those of the Prior Mortgages and those listed on Exhibit A attached hereto (the “Permitted Encumbrances”). Borrower shall pay or cause to be paid when due all charges or fees for utilities and services supplied to-the Mortgaged Property. Notwithstanding anything to the contrary contained in this Section, Borrower shall not be required to pay or discharge any Imposition or Lien so long as Borrower shall in good faith, and after giving notice to Lender, contest the same by appropriate legal proceedings. If Borrower contests any Imposition or Lien against the Mortgaged Property, Borrower shall provide such security to Lender as Lender shall reasonably require against loss or impairment of Borrower’s ownership of or Lender’s lien on the Mortgaged Property and shall in any event pay such Imposition or Lien before loss or impairment occurs.

Section 1.6  Escrow Payments.  If requested by Lender, Borrower shall deposit with Lender monthly on the same date as payments are due under the Note the amount reasonably estimated by Lender to be necessary to enable Lender to pay, at least five (5) days before they become due, all Impositions against the Mortgaged Property and the premiums upon all insurance required hereby to be maintained with respect to the Mortgaged Property. All funds so deposited shall secure the Obligations. Such deposits shall be held by Lender, or its nominee, in a non-interest bearing account and may be commingled with other funds. Such deposits shall be used to pay such Impositions and insurance premiums when due. Any excess sums so deposited shall be retained by Lender and shall be applied to pay said items in the future, unless the Obligations have been paid and performed in full, in which ease all excess sums so paid shall be refunded to Borrower. Upon the occurrence of an Event of Default, Lender may apply any funds in said account against the Obligations in such order as Lender may determine.

Section 1.7  Maintenance and Repair, Compliance with Laws.  Borrower shall cause the Mortgaged Property to be operated, maintained and repaired in safe and good repair, working order and condition, reasonable wear and tear excepted; shall not commit or permit waste thereof; except as provided in any Loan Document, shall not remove, demolish or substantially alter the design or structural character of any Improvements without the prior written consent of Lender; shall complete or cause to be completed forthwith any Improvements which are now or may hereafter be under construction upon the Land; shall comply or cause compliance with all laws, statutes, ordinances and codes, and governmental rules, regulations and requirements, applicable to the Mortgaged Property or the manner of using or operating the same; and with any covenants, conditions, restrictions and reservations affecting the title to the Mortgaged Property, and with the terms of all insurance policies relating to the Mortgaged Property; and shall obtain and maintain in full force and effect all consents, permits and licenses necessary for the use and operation of the Mortgaged Property.

Section 1.8 Leases Under which Borrower is Landlord.

(a)           Borrower shall not enter into, modify, amend, cancel or terminate any Leases without Lender’s prior written consent, and shall furnish to Lender, upon execution, a complete and fully executed copy of each of the Leases.

(b)           Borrower shall, at its cost and expense, perform each obligation to be performed by Borrower under each of the Leases; not borrow against, pledge or further assign any rents or other payments due thereunder; not permit the prepayment of any rents or other payments due for more than thirty (30) days in advance; and not permit any Tenant to assign its Lease or sublet the premises covered by its Lease, unless required to do so by the terms thereof and then only if such assignment does not work to relieve the Tenant of any liability for performance of its obligations thereunder.

(c)           If any Tenant shall default under its Lease, Borrower shall, in the ordinary course of business, exercise sound business judgment with respect to such default, but may discount, compromise, forgive or waive claims or discharge the Tenant from its obligations under the Lease or terminate or accept a surrender of the Lease.

(d)           If Borrower fails to perform any obligations of Borrower under any Leases or if Lender becomes aware of or is notified by any Tenant of a failure on the part of Borrower to so perform, Lender may, but shall not be obligated to, without waiving or releasing Borrower from any obligation in this Agreement or any of the other Loan Documents, remedy such failure, and Borrower agrees to repay upon demand all sums incurred by Lender in remedying any such failure, together with interest thereon from the date incurred at the Default Rate (as defined in the Note).

(e)           For purposes of this Section, the defined terms shall have the meanings provided in this Mortgage, including the following defined terms:

(i)            “Lease”: Any lease or other document or agreement, written or oral, permitting any Person, other than Borrower, to use or occupy any part of the Mortgaged Property.

(ii)           “Tenant”: Any Person, other than Borrower, using or occupying any part of the Mortgaged Property pursuant to a Lease.

(f)            Nothing in this Section 1.8 constitutes consent by Lender to Borrower entering into any Lease, and it is acknowledged that Borrower’s entry into a Lease without the Lender’s prior written consent is a violation of Section 1.3 of this Agreement.

Section 1.9  Indemnity.  Borrower shall indemnify Lender and its directors, officers, agents and employees (collectively the “Indemnified Parties”) against, and hold the Indemnified Parties harmless from, all losses, damages, suits, claims, judgments, penalties, fines, liabilities, costs and expenses by reason of, or on account of, or in connection with the construction, reconstruction or alteration of the Mortgaged Property, or any accident, injury, death or damage to any person or property occurring in, on or about the Mortgaged Property or any street, drive, sidewalk, curb or passageway adjacent thereto. The indemnity contained in this Section shall include costs of defense of any such claim asserted against an Indemnified Party, including attorneys’ fees. The indemnity contained in this Section shall survive payment and performance of the Obligations and satisfaction and release of this Mortgage and any foreclosure thereof or acquisition of title by deed in lieu of foreclosure.

Section 1.10  Big Stone Plant Property Lease: Access and Rail Agreement.

(a)           Borrower shall not modify, amend, cancel or terminate the Big Stone Plant Property Lease or the Access and Rail Agreement without Lender’s prior written consent.

(b)           Borrower shall, at its cost and expense, timely perform each obligation to be performed by Borrower under the Big Stone Plant Property Lease and the Access and Rail Agreement.

(c)           If Borrower fails to timely perform any obligations of Borrower under the Big Stone Plant Property Lease, the Access and Rail Agreement or if Lender becomes aware of or is notified by Big Stone-Grant Industrial Development and Transportation, L.L.C., the Big Stone Plant Co-Owners or any other party of a failure on the part of Borrower to so perform, Lender may, but shall not be obligated to, without waiving or releasing Borrower from any obligation in this Agreement or any of the other Loan Documents, remedy such failure, and Borrower agrees to repay, upon demand all sums incurred by Lender in remedying any such failure, together with interest thereon from the date incurred at the Default Rate (as defined in the Note).

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Borrower makes the following representations and warranties:

Section 2.1 Ownership, Liens, Compliance with Laws.  Borrower owns the Mortgaged Property free from all Liens, except those of the Prior Mortgages and the Permitted Encumbrances. All applicable zoning, environmental, land use, subdivision, building, fire, safety and health laws, statutes, ordinances, codes, rules, regulations and requirements affecting the Mortgaged Property permit the current use and occupancy thereof, and Borrower has obtained all consents, permits and licenses required for such use. Borrower has examined and is familiar with all applicable Covenants, conditions, restrictions and reservations, and with all applicable laws, statutes, ordinances, codes and governmental rules, regulations and requirements affecting the Mortgaged Property, and the Mortgaged Property complies with ail of the foregoing.

Section 2.2 Use.  The Mortgaged Property is not homestead property nor is it agricultural property or in agricultural use.

Section 2.3  Utilities, Services.  The Mortgaged Property is serviced by all, necessary public utilities, and all such utilities are operational and have sufficient capacity.

Section 2.4  Access Agreement.  The Access and Rail Agreement is in full force and effect, and has not been amended, modified, terminated or cancelled, and there is no default by Borrower thereunder, nor any statement .of facts or circumstances which, with the giving of notice or the lapse of time or both, would constitute a default by Borrower thereunder or entitle the Big Stone Plant Co-Owners to terminate the Access and Rail Agreement; nor has Borrower received or given any notice of default or termination.

Section 2.5  Big Stone Plant Property Lease.  The Lease is in full force and effect, and has not been amended, modified, terminated or cancelled, and there is no default by Borrower thereunder, nor any statement of facts or circumstances which, with the giving of notice or the lapse of lime or both, would constitute a default by Borrower thereunder or entitle Big Stone- Grant Industrial Development and Transportation, L.L.C. to terminate the Big Stone Plant Property Lease, nor has Borrower received or given any notice of default or termination. Borrower has provided Lender a true and correct copy of the Big Stone Plant Property Lease and the Access and Rail Agreement.

ARTICLE III

CASUALTY; CONDEMNATION

Section 3.1  Casualty, Repair Proof of Loss.  If any portion of the Mortgaged Property shall be damaged or destroyed by any cause (a “Casualty”), Borrower shall:

(a)           give immediate notice to the Lender; and

(b)           promptly commence and diligently pursue to completion (in accordance with plans and specifications approved by Lender) the restoration, repair and rebuilding of the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to the Casualty; and

(c)           if the Casualty is covered by insurance, immediately make proof of loss and collect all insurance proceeds, all such proceeds to be payable to Lender or as Lender shall direct. If an Event of Default shall be in existence, or if Borrower shall fail to provide notice to Lender of filing proof of loss, or if Borrower shall not be diligently proceeding, in Lender’s reasonable opinion, to collect such insurance proceeds, then Lender may, but is not obligated to, make proof of loss, and is authorized, but is not obligated, to settle any claim with respect thereto, and to collect the proceeds thereof. Borrower shall not accept any settlement of an insurance claim, the result of which shall be a payment which is $100,000.00 or more less than the frill amount of the claim, without the prior written consent of Lender.

Section 3.2  Use of Insurance Proceeds.  Lender shall make the net insurance proceeds received by it (after reimbursement of Lender’s out-of pocket costs of collecting and disbursing the same) available to Borrower to pay the cost of restoration, repair and rebuilding of the Mortgaged Property, subject to the following conditions:

(a)           There shall be no Event of Default in existence at the time of any disbursement of the insurance proceeds.

(b)           Lender shall have determined, in its reasonable discretion, that the cost of restoration, repair and rebuilding is and will be equal to or less than the amount of insurance proceeds and other funds deposited by Borrower with Lender.

(c)           Lender shall have determined, in its reasonable discretion, that the restoration, repair and rebuilding can be completed in accordance, with plans and specifications approved by Lender (such approval not to be unreasonably withheld), in accordance with codes and ordinances and in accordance with the terms, and within the time requirements in order to prevent termination, of the Big Stone Plant Property Lease; the Access and Rail Agreement or any other Lease, and in any event not less than six (6) months prior to the Maturity Date.

(d)           All funds shall be disbursed, at Lender’s option, in accordance with Lender’s customary disbursement procedures for construction loans.

(e)           The Casualty shall have occurred more than twelve (12) months prior to the Maturity Date.

If any of these conditions shall not be satisfied, then Lender shall have the right to use the insurance proceeds to prepay the 2007 Term Loan in accordance with the Note. If any insurance proceeds shall remain after completion of the restoration, repair and rebuilding of the Mortgaged Property, they shall be disbursed to Borrower, or at the Lender’s discretion, used to prepay the 2007 Term Loan in accordance with the Note.

Section 3.3  Condemnation.  If any portion of the Mortgaged Property shall be taken, condemned or acquired pursuant to exercise of the power of eminent domain or threat thereof (a “Condemnation”), Borrower shall:

(a)           give immediate, notice thereof to Lender, and send a copy of each document received by Borrower in connection with the Condemnation to Lender promptly after receipt; and

(b)           diligently pursue any negotiation and prosecute any proceeding in connection with the Condemnation at Borrower’s expense. If an Event of Default shall be in existence, or if Borrower, in Lender’s reasonable opinion, shall not be diligently negotiating or prosecuting the claim, Lender is authorized, but not required, to negotiate and prosecute the claim and appear at any hearing for itself and on behalf of Borrower and to compromise or settle all compensation for the Condemnation. Lender shall not be liable to Borrower for any failure by Lender to collect or to exercise diligence in collecting any such compensation. Borrower shall not compromise or settle any claim resulting from the Condemnation if such settlement shall result in payment of One Hundred Thousand and No/100 Dollars ($100,000.00) or more less than Lender’s reasonable estimate of the damages therefrom. All awards shall be paid to Lender.

Section 3.4  Use of Condemnation Proceeds.  Lender shall make the net proceeds of any Condemnation received by it (after reimbursement of Lender’s out-of-pocket costs of collecting and disbursing the same) available to Borrower for restoration, repair and rebuilding of the Mortgaged Property, subject to the following conditions:

(a)           There shall be no Event of Default in existence at the time of any disbursement of the condemnation proceeds.

(b)           Lender shall have determined, in its reasonable discretion, that the cost of restoration, repair and rebuilding is and will be equal to or less than the amount of condemnation proceeds and other funds deposited by Borrower with Lender.

(c)           Lender shall have determined, in its reasonable discretion, that the restoration, repair and rebuilding can be completed in accordance with plans and specifications approved by Lender (such approval not to be unreasonably withheld), in accordance with codes and ordinances and in accordance with the terms, and within the time requirements in order to prevent termination, of the Big Stone Plant Property Lease, the Access and Rail Agreement or any other Lease, and in any event not less than six (6) months prior to the Maturity Date.

(d)           All funds shall be disbursed, at Lender’s option, in accordance with Lender’s customary disbursement procedures for construction loans.

(e)           The Condemnation shall have occurred more than twelve (12) months prior to Maturity Date.

If any of these conditions shall not be satisfied, then Lender shall have the right to use the condemnation proceeds to prepay the 2007 Term Loan in accordance with the Note. If any condemnation proceeds shall remain after completion of the restoration, repair and rebuilding of the Mortgaged Property, they shall be disbursed to Borrower, or at Lender’s discretion, used to prepay the 2007 Term Loan in accordance with the Note.

ARTICLE IV

DEFAULTS AND REMEDIES

Section 4.1  Events of Default.  An Event of Default, as defined in the Loan Agreement, shall constitute an Event of Default hereunder.

Section 4.2  Remedies.  Upon the occurrence of an Event of Default described in the Loan Agreement, and upon the expiration of the applicable cure period stated therein, if any, all of the Obligations shall be accelerated and become immediately due and payable without notice or declaration to Borrower. The Obligations shall be due and payable without presentment, demand or further notice of any kind. Lender shall have the right to proceed to protect and enforce its rights by one or more of the following remedies:

(a)           LENDER SHALL HAVE THE RIGHT TO BRING Stiff either for damages, for specific performance of any agreement contained in any Loan Document, for the foreclosure of this Mortgage, or for the enforcement of any other appropriate legal or equitable remedy.

(b)           LENDER SHALL HAVE THE RIGHT TO SELL THE MORTGAGED PROPERTY AT PUBLIC AUCTION AND CONVEY THE SAME TO THE PURCHASER IN FEE SIMPLE, as provided by law, Borrower to remain liable for any deficiency. Said sale may be as one tract or otherwise, at the sole option of Lender. In the event of any sale of the Mortgaged Property pursuant to any judgment or decree of any court or at public auction or otherwise in connection with the enforcement of any of the terms of this Mortgage, Lender, its successors or assigns, may become the purchaser, and for the purpose of making settlement for or payment of the purchase price, shall be entitled to deliver over and use the Note and any claims for interest accrued and unpaid thereon, together with all other sums, with interest, advanced or secured hereby and unpaid hereunder, in order that there may be credited as paid on the purchase price the total amount of the Obligations then due, including principal and interest on the Note and all other sums, with interest, advanced or secured hereby and unpaid hereunder or under any of the other Loan Documents.

(c)           LENDER SHALL HAVE THE RIGHT TO OBTAIN THE APPOINTMENT OF A RECEIVER at any time after the occurrence of an Event of Default: Lender may apply for the appointment of a receiver to the circuit court for the county where the Mortgaged Property or any part thereof is located, by an action separate from any foreclosure of this Mortgage pursuant to SDCL Chap. 21-21, or as a part of the foreclosure action under SDCL Chap. 21-47 or SDCL Chap. 21-48 (it being agreed that the existence of a foreclosure pursuant to SDCL Chapter 21-47 or SDCL Chap. 21-48 is not a prerequisite to any action for a receiver hereunder). Lender shall be entitled to the appointment of a receiver without regard to waste, adequacy of the security or solvency of Borrower. The receiver, who shall be an experienced property manager, shall collect (until the Obligations are fully paid and satisfied and, in the case of a foreclosure sale, during the entire redemption period) the Rents, and shall manage the Mortgaged Property, execute Leases within or beyond the period of the receivership if approved by the court and apply all rents, profits and other income collected by him in the following order:

(i)            to the payment of all reasonable fees of the receiver, if any, approved by the court;

(ii)           to the repayment of tenant security deposits, with interest thereon;

(iii)          to the payment when due of delinquent or current real estate taxes or special assessments with respect to the Mortgaged Property, or the periodic escrow for the payment of the same;

(iv)          to the payment when due of premiums for insurance of the type required by this Mortgage, or the periodic escrow for the payment of the same;

(v)           to the payment of all expenses for normal maintenance of the Mortgaged Property; and

(vi)          the balance to Lender (a) if received prior to the commencement of a foreclosure, to be applied to the Obligations, in such order as Lender may elect and (b) if received after the commencement of a foreclosure, to be applied to the amount required to be paid to effect a reinstatement prior to foreclosure sale, or, after a foreclosure sale to any deficiency and thereafter to the amount required to be paid to effect a redemption, with any excess to be paid to Borrower. Provided, that if this Mortgage is not reinstated nor the Mortgaged Property redeemed as provided by applicable law, the entire amount paid to Lender pursuant hereto shall be the property of Lender together with all or any part of the Mortgaged Property acquired through foreclosure.

Lender shall have the right, at any time and without limitation, to advance money to the receiver to pay any part or all of the items which the receiver should otherwise pay if cash were available from the Mortgaged Property and sums so advanced, with interest at the

Default Rate set forth in the Note, shall be secured hereby, or if advanced during the period of redemption shall be part of the sum required to be paid to redeem from the sale.

(d)           LENDER SHALL HAVE THE RIGHT TO COLLECT THE RENTS from the Mortgaged Property and apply the same in the manner herein before provided with respect to a receiver. For that purpose, Lender may enter and take possession of the Mortgaged Property and manage and operate the same and take any action which, in Lender’s Judgment, is necessary or proper to collect the Rents and to conserve the value of the Mortgaged Property. Lender may also take possession of and for these purposes use, any and all of the Personal Property. The expense (including any receiver’s fees, attorneys’ fees, costs and agent’s ‘compensation) incurred pursuant to the powers herein contained shall be secured by this Mortgage. Lender shall not be liable to account to Borrower for any action taken pursuant hereto other than to account for any Rents actually received by Lender. Enforcement hereof shall not cause Lender to be deemed a mortgagee in possession unless Lender elects in writing to be a mortgagee in possession.

(e)           LENDER SHALL HAVE THE RIGHT TO ENTER AND TAKE POSSESSION of the Mortgaged Property and manage and operate the same in conformity with all applicable laws and take any action which, in Lender’s judgment, is necessary or proper to conserve the value of the Mortgaged Property.

(f)            LENDER SHALL HAVE ALL OF THE RIGHTS AND REMEDIES PROVIDED IN THE UNIFORM COMMERCIAL CODE including the right to proceed under the Uniform Commercial Code provisions governing default as to any Personal Property separately from the real estate included within the Mortgaged Property, or to proceed as to all of the Mortgaged Property in accordance with its rights and remedies in respect of said real estate. If Lender should elect to proceed separately as to such Personal Property, Borrower agrees to make such Personal Property available to Lender at a place or places acceptable to Lender, and if any notification of intended disposition of any of such Personal Property is required by law, such notification shall be deemed reasonably and properly given if given at least ten (10) days before such disposition in the manner hereinafter provided.

(g)           LENDER SHALL HAVE THE RIGHT TO FILE PROOF OF CLAIM and other documents as may be necessary or advisable in order to have its-claims allowed in any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting Borrower, its creditors or its property, for the entire amount due and payable by Borrower in respect of the Obligations at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by Borrower after such date.

Each remedy herein specifically given shall be in addition to every other right now or hereafter given or existing at law or in equity, and each and every right may be exercised from time to time and as often and in such order as may be deemed expedient by Lender and the exercise or the beginning of the exercise of one right shall not be deemed a waiver of the right to exercise at the same time or thereafter any other right. Lender shall have all rights and remedies available under the law in effect now and/or at the time such rights and remedies are sought to be enforced, whether or not they are available under the law in effect on the date hereof.

Section 4.3  Expenses of Exercising Rights, Powers and Remedies.  The reasonable expenses (including any receiver’s fees, attorneys’ fees, appraisers’ fees, environmental and/or consultants’ fees, costs incurred for documentary and expert evidence, stenographers’ charges, publication costs, costs (which may be estimated as to items to be expended after entry of the decree of foreclosure) of procuring all abstracts of title, continuations of abstracts of title, title searches and examinations, title insurance policies and commitments and extensions therefor, Torrens duplicate certificates of title, UCC and chattel lien searches, and similar data and assurances with respect to title as Lender may deem reasonably necessary either to prosecute any foreclosure action or to evidence to bidders at any sale which may be had pursuant to any foreclosure decree the true condition of the title to or the value of the Mortgaged Property, and agent’s compensation) incurred by Lender after the occurrence of any Event of Default and/or in pursuing the rights, powers and remedies contained in this Mortgage shall be immediately due and payable by Borrower, with interest thereon from the date incurred at the Default Rate set forth in the Note, and shall be added to the indebtedness secured by this Mortgage.

Section 4.4  Restoration of Position.  In case Lender shall have proceeded to enforce any right under this Mortgage by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then, and in every such case, Borrower and Lender shall be restored to their former positions and rights hereunder with respect to the Mortgaged Property subject to the lien hereof,

Section 4.5  Marshaling.  Borrower, for itself and on behalf of all persons, parties and entities which may claim under Borrower, hereby waives all requirements of law relating to the marshaling of assets, if any, which would be applicable in connection with the enforcement by Lender of its remedies for an Event of Default hereunder, absent this waiver. Lender shall not be required to sell or realize upon any portion of the Mortgaged Property before selling or realizing upon any other portion thereof.

Section 4.6  Waivers.  No waiver of any provision hereof shall be implied from the conduct of the parties. Any such waiver must be in writing and must be signed by the party against which such waiver is sought to be enforced. The waiver or release of any breach of the provisions set forth herein to be kept and performed shall not be a waiver or release of any preceding or subsequent breach of the same or any other provision. No receipt of partial payment after acceleration of any of the Obligations shall waive the acceleration. No payment by Borrower or receipt by Lender of a lesser amount than the full amount secured hereby shall be deemed to be other than on account of the sums due and payable hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Lender may accept any check or payment without prejudice to Lender’s right to recover the balance of such sums or to pursue any other remedy provided in this Mortgage. The consent by Lender to any matter or event requiring such consent shall not constitute a waiver of the necessity for such consent to any subsequent matter or event.

Section 4.7  Lender’s Right to Cure Defaults.  If Borrower shall fail to comply with any of the terms of the Loan Documents with respect to the procuring of insurance, the payment of taxes, assessments and other charges, the keeping of the Mortgaged Property in repair, or any other term contained herein or in any of the other Loan Documents, Lender may make advances to perform the same without releasing Borrower from any of the Obligations. Borrower agrees to repay upon demand all sums so advanced and all sums expended by Lender in connection with such performance, including without limitation attorneys’ fees, with interest at the Default Rate set forth in the Note from the dates such advances are made, and all sums so advanced and/or expenses incurred, with interest, shall be secured hereby, but no such advance and/or incurring of expense by Lender, shall be deemed to relieve Borrower from any default hereunder or under any of the other Loan Documents, or to release Borrower from any of the Obligations.

Section 4.8  Suits and Proceedings.  Lender shall have the power and authority, upon prior notice to Borrower, to institute and maintain any suits and proceedings as Lender may deem advisable to (i) prevent any impairment of the Mortgaged Property by any act which may be unlawful or by any violation of this Mortgage, (ii) preserve or protect its interest in the Mortgaged Property, or (iii) restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if, in the sole opinion of Lender, the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Lender’s interest.

ARTICLE V

MISCELLANEOUS

Section 5.1  Binding Effect, Survival; Number; Gender.  This Mortgage shall be binding on and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns. All agreements, representations and warranties contained herein or otherwise heretofore made by Borrower to Lender shall survive the execution, delivery and foreclosure hereof The singular of all terms used herein shall include the plural, the plural shall include the singular, and the use of any gender herein shall include all other genders, where the context so requires or permits.

Section 5.2  Severability.  The unenforceability or invalidity of any provision of this Mortgage as to any person or circumstance shall not render that provision unenforceable or invalid as to any other person or circumstance.

Section 5.3  Notices.  Any notice or other communication to any party in connection with this Mortgage shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified below, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day (as defined in the Loan Agreement) after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed, Notices shall be given to or made upon the respective parties hereto at their respective addresses set forth below:

If to Borrower:	Northern Lights Ethanol, LLC
48416 144th Street
Post Office Box 356
Big Stone City, South Dakota 57216
Attention: Delton Strasser, President
Telecopy No.: (605) 862-7904

If to Lender:	U.S. Bank National Association
141 North Main Avenue
Post Office Box 5308
Sioux Falls, South Dakota 57117
Attention: Carl A. Johnson, Assistant Vice President
Telecopy No.: (605) 333-3825

Either party may change its address for notices by a notice given not less than five (5) Business Days prior to the effective date of the change.

Section 5.4  Applicable Law. This Mortgage and the other Loan Documents shall be construed and enforceable in accordance with, and be governed by, the laws of the State of South Dakota, without giving effect to conflict of laws or principles thereof, but giving effect to federal laws of the United States applicable to national banks. Whenever possible, each provision of this Mortgage and any other statement, instrument or transaction contemplated hereby or relating hereto, shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Mortgage or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Mortgage or any other statement, instrument or transaction contemplated hereby or relating hereto.

Section 5.5  Waiver of Jury Trial. Borrower and Lender each irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Mortgage or any of the other Loan Documents or the transactions contemplated hereby or thereby.

Section 5.6  Effect. This Mortgage is in addition and not in substitution for any other guarantees, covenants, obligations or other rights now or hereafter held by Lender from any other person or entity in connection with the Obligations.

Section 5.7  Assignability. Lender shall have the right to assign this Mortgage, in whole or in part, or sell participation interests herein, to any person obtaining an interest in the Obligations.

Section 5.8  Headings; Recitals. Headings of the Sections of this Mortgage are inserted for convenience only and shall not be deemed to constitute a part hereof. The Recitals at the outset of this Mortgage are incorporated herein as substantive provisions.

Section 5.9  Fixture Filing. This instrument shall be deemed to be a Fixture Filing within the meaning of the South Dakota Uniform Commercial Code, and for such purpose, the following information is given:

(a)	Name and address of Debtor:

Northern Lights Ethanol, LLC
48416 144th Street
Post Office Box 356
Big Stone City, South Dakota 57216

Federal Tax ID. No,: 46-0460 145

(b)	Name and address of Secured Party:

U.S. Bank National Association
141 North Main Avenue
Post Office Box 5308
Sioux Falls, South Dakota 57117

(c)           Description of the types (or items) of property covered by this Fixture Filing: All Debtor’s fixtures and personal property as further set forth in granting clauses A through E following the Recitals starting on the first page hereof.

(d)           Description of real estate to which the collateral is attached or upon which it is or will be located: See Exhibit A hereto.

Section 5.10  Construction Mortgage. This Mortgage is a Construction Mortgage within the meaning of SDCL § 547A-9-334(h), and secures an obligation incurred for the construction of improvements on land.

Some of the above-described collateral is or is to become fixtures upon the above-described real estate, and this Fixture Filing is to be fled for record in the public real estate records.

IN WITNESS WHEREOF, Borrower has executed this Mortgage as of the date first written above.

NORTHERN LIGHTS ETHANOL, LLC

By:	/s/ Delton Strasser
Name: Delton Strasser
Title: President

The Company has no seal.

STATE OF SOUTH DAKOTA)
:SS
COUNTY OF MIINNEFIAHA)

On this the 21st day of September, 2007, before me the undersigned officer, personally appeared Delton Strasser, who acknowledged himself to be the President of Northern Lights Ethanol, LLC, a limited liability company, and that he, as President, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the-name of the limited liability company by himself as President.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Christine K. Knaus
Notary Public - South Dakota

My Commission Expires: July 6, 2008

EXHIBIT A

(Legal Description of Land)

Section 11:

(1) Parcel B in the SE1/4 of Section 11, Township 121 North, Range 47 West of the 5th P.M., Grant County, South Dakota; and (2) nonexclusive easement over, upon and across that portion of access road located in said SE1/4, as depicted on Exhibit C attached, for driveway and ingress and egress purposes.

Section 12:

(1) Parcel A in the SW1/4 of Section 12, Township 121 North, Range 47 West of the 5th P.M., Grant County, South Dakota; and (2) nonexclusive easement over, upon and across that portion of access road located in said SW1/4, as depicted on Exhibit C attached, for driveway and ingress and egress purposes; and (3) a portion of Easement No.1 for Northern Lights Railroad Spurline area in the SW1/4 of said Section 12, as depicted on Exhibit A attached; and (4) Easement No. 1 for Steam Pipe Rack and Fireline in the SW1/4 of said Section 12, as depicted on Exhibit D; and (5) Easement No, 2 for RO-Water and Process Waste Water Line in the SW1/4 of said Section 12, as depicted on Exhibit E; and (6) Easement No. 4 for Meter Pit Location and Water Line in the S1/2 of said Section 12, as depicted on Exhibit G.

Section 13:

(1) A portion of Easement No.1 for Northern Lights Railroad Spurline area in the NW1/4 of Section 13, Township 121 North, Range 47 West of the 5th P.M., Grant County, South Dakota, as depicted on Exhibit A attached; and (2) Easement No. 2 for Northern Lights maintenance road area in said NW1/4, as also depicted on Exhibit A attached; and (3) a nonexclusive easement for all rail access to Big Stone Plant co-owner’s railroad spurline in the N1/2, as depicted on Exhibit B attached; and (4) Easement No.3 for Sanitary Sewer Line in the NWI/4 of said Section 13, depicted on Exhibit F.

Section 18:

A portion of a nonexclusive easement for rail access to Big Stone Plant co-owners’ railroad spurline, as depicted on Exhibit B attached, on the following described parcels in Section 18, Township 121 North, Range 46 West of the 5th P.M., Grant County, South Dakota:

(1) SE1/4SW1/4, except Burlington Northern Santa Fe railroad right-of-way; and the Wl/2SE1/4 lying northerly of the present right-of way of Chicago, Milwaukee, St. Paul and Pacific Railway Company; and that part of Outlot 47 (which is also described as the NE1/4SE1/4, except Outlot 48), and including the abandoned right-of-way of the Chicago, Milwaukee, St. Paul and Pacific Railroad Company, all in Section 18, Township 121 North, Range 46 West of the 5th P.M., Grant County, South Dakota, according to plat thereof on file and of record in the office of the Register of Deeds of said county and state.

(2) S1/2NWI/4; and the N1/2SW1/4, except railroad right-of-way; and except Hay’s Outlot located in the NW1/4SW1/4 and the SW1/4NW1/4; and except a metes and bounds tract of land described as follows:  Commencing at the southwest corner of the NW1/4SW1/4, thence North 45 rods, thence East 16 rods, thence South 45 rods, thence West 16 rods to the place of beginning (now known as

Lots 1,2, and 3, Replat of Lot C in NW1/4SW1/4 of 18-121-46), according to plat thereof on file and of record in the office of the Register of Deeds of said county and state.

(3) N1/2NW1/4, except township road deeded at Deed Record 58, page 561, in Section 18, Township 121 North, Range 46 West of the 5th P.M., Grant County, South Dakota. (Copy of Deed Record 58, page 561 attached).

(4) The West 1613 feet of that part of the NE1/4 lying South of the highway known as the Yellowstone Trail, passing in an easterly direction through said quarter section, except the West 500 feet of the South 403 feet of the North 2351 feet of the SW1/4NE1/4; and except that part deeded for cemetery purposes to St. Charles Catholic Church, but including the abandoned railroad right-of-way of the Chicago, Milwaukee, St. Paul and Pacific Railway Co., all in Section 18, Township 121 North, Range 46 West of the 5th P.M., Grant County, South Dakota, according to plat thereof on file and of record in the office of the Register of Deeds of said county and state.

(5) NE 1/4 lying North of the highway known as the Yellowstone Trail, except the Cheese Company Outlot, in Section 18, Township 121 North, Range 46 West of the 5th P.M., Grant County, South Dakota, according to plat thereof on file and of record in the office of the Register of Deeds of said county and state.

Section 7:

Easement No. 4 for meter pit location and water line in the S1/2 of Section 7, Township121 North, Range 6 West of the 5th P.M., Grant County, South Dakota, as depicted on Exhibit G.

SOMETIMES MORE GENERALLY DESCRIBED AS:

Parcel A in the Southwest Quarter (SW1/4) of Section Twelve (12), Township One Hundred Twenty-One (121) North, Range Forty-Seven (47) West of the Fifth Principal Meridian, Grant County, South Dakota, according to the recorded pint thereof.

Parcel B in the Southeast Quarter (SE1/4) of Section Eleven (11), Township One Hundred Twenty-One (121) North, Range Forty-Seven (47) West of the Fifth Principal Meridian, Grant County, South Dakota, according to the recorded plat thereof.

The Borrower holds an ingress and egress easement rights on certain land and railroad spur lines identified in the Access and Rail Agreement dated April 18, 2001, granted by Otter Tail Corporation, f/k/a Otter Tail Power Company; Montana-Dakota Utilities Co., a division of MDU Resources Group, Inc., f/k/a Montana-Dakota Utilities Co.; Northwestern Public Service, a division of NorthWestern Corporation, f/k/a Northwestern Public Service Company and Northern Lights Ethanol, LLC:

The Southeast Quarter (SE1/4) of Section Eleven (11), Township One Hundred Twenty-One North (121), Range Forth-Seven (47), West of the Fifth Principal Meridian, Grant County, South Dakota;

The Southwest Quarter (SW1/4) of Section Twelve (12), Township One Hundred Twenty-One North (121), Range Forty-Seven (47) West of the Fifth Principal Meridian, Grant County, South Dakota;

The Northeast Quarter (NE1/4) and the Northwest Quarter (NW1/4) of Section Thirteen (13), Township One Hundred Twenty-One (121) North, Range Forty-Seven (47) West of the Fifth Principal Meridian, Grant County, South Dakota; and

The Northwest Quarter (NW1/4), the Northeast Quarter (NE1/4) and that portion of the Southeast Quarter (SE1/4) lying North of the Burlington Northern Sante Fe Main line railroad Right of Way in Section Eighteen (18), Township One Hundred Twenty-One (121) North, Range Forty-Six (46) West of the Fifth Principal Meridian, Grant County, South Dakota.

EXHIBIT B

(Insurance Requirements)

I.              PROPERTY INSURANCE

As to Improvements while under construction:

An ORIGINAL (or evidence acceptable to Lender of) Builder’s Risk “All-Risk”, Completed Value (Non-Reporting) Form POLICY naming Borrower as an insured, and covering the interests of all contractors (of all tiers) in the Project, reflecting coverage of 100% of the insurable replacement cost, and written by a carrier approved by Lender with a current A.M. Best Company rating of at least A:VII (which is authorized to do business in the State of South Dakota), that includes:

Lender’s Loss Payable Endorsement naming U.S. Bank National Association as Mortgagee 30-day notice to Lender in the event of cancellation or non-renewal by either party or material adverse change

Replacement Cost Measure of Recovery

Coverage for Foundations, Off-site (Unscheduled and Temporary Locations), Transit, Testing, Flood, Earthquake, Collapse, and Boiler and Machinery/Mechanical and Electrical Breakdown, in such amounts as Lender and Borrower mutually agree is appropriate

Coverage for indirect loss exposures (customarily referred to as “soft cost” exposures), “Contingent Liability from Operation of Building Laws” coverage, “Demolition Costs” coverage, “Increased Cost of Construction” coverage, with such additional limits for such coverages as Lender may reasonably require

Policy to permit partial occupancy

No insurer subrogation action or recovery against any party whose interests are covered under the policy

Deductible not to exceed $25,000

Coverage to become effective upon the date that concrete is first poured, or the start of any shipment of materials, machinery or equipment to the site, whichever is earlier, and to remain in effect until replaced by the permanent All Risk Property Insurance described below, or until such other time as may be mutually agreed upon by Lender and Borrower.

                As to completed Improvements:

An ORIGINAL (or evidence acceptable to Lender of) Special Form (or so-called All Risk) Hazard Insurance POLICY naming Borrower as an insured, reflecting coverage of 100% of the replacement cost, and written by a carrier approved by Lender with a current A.M. Best Company rating of at least A:Vll (which is authorized to do business in the State of South Dakota), that includes:

•              Lender’s Loss Payable Endorsement naming U.S. Bank National Association as Mortgagee

•              30-day notice to Lender in the event of cancellation or non-renewal by either party or material adverse change

•              Replacement Cost Measure or Recovery

•              Stipulated Value/Agreed Amount Endorsement (No Coinsurance)

•              Boiler and Machinery Coverage (including business income, extra expense coverage)

One (1) year’s business interruption, leasehold interest and/or rent loss insurance in an amount acceptable to Lender

Extra expense coverage in an amount acceptable to Lender

“Contingent Liability from Operation of Building Laws” coverage, “Demolition Costs” coverage, “Increased Cost of Construction” coverage, and “Increased Time to Rebuild” Coverage, with such additional limits for such coverages as Lender may reasonably require

Deductible not to exceed $25,000

II.            LIABILITY INSURANCE

An ORIGINAL (or evidence acceptable to Lender of) Commercial General Liability Insurance POLICY (Insurance Services Offices policy form title) naming Borrower as an insured, providing coverage on an “occurrence” rather than a “claims made” basis, and written by a carrier approved by Lender with a current A.M. Best Company rating of at least A:VIJ (which is authorized to do business in the State of South Dakota), that includes:

Combined general liability policy limit of at least $2,000,000.00 each occurrence, applying to liability for Bodily Injury, Personal Injury and Property Damage, which combined limit may be satisfied by the limit afforded under the Commercial General Liability Policy, or by such Policy in combination with the limits afforded by an Umbrella or Excess Liability Policy (or policies); provided, that the coverage afforded under any such Umbrella or Excess Liability Policy is at least as broad in all material respects as that afforded by the underlying Commercial General Liability Policy

Coverage for Bodily Injury, Property Damage, Personal Injury, Contractual Liability, Independent Contractors and Products-Completed Operations Liability Automobile Liability insurance covering liability for Bodily Injury and Property Damage arising out of the ownership, use, maintenance or operation-of all owned, nonowned and hired automobiles and other motor vehicles utilized by Borrower in connection with the Project, which coverage may be provided under a separate policy Deductible not to exceed $25,000 Additional Insured Endorsement naming U.S. Bank National Association and a Severability of Interest provision 30-day notice to Lender in the event of cancellation or non-renewal by either party or material adverse change

III.           WORKER’S COMPENSATION

An ORIGINAL CERTIFICATE of Worker’s Compensation coverage in the statutory amount, naming Borrower as an insured, written by a carrier approved by Lender, at such time as Borrower has employees.

EXHIBIT C

Permitted Encumbrances

1.             An easement for the purpose of granting the right to have a Pollution Control Project located on the subject property and to have ingress and egress on and over such lands, as set forth in Easement Agreement between Montana-Dakota Utilities, Northwestern Public Service Company, and Otter Tail Power Company and Grant County, South Dakota, dated February 1, 1974, and recorded in Miscellaneous Record 159, page 169, on 2/6/74 as Document Number 149365.

2.             A non-exclusive easement for the purpose of granting the right to have transmission lines located on the subject property and to have ingress to and egress from said lines, as set forth in Easement Agreement between Montana-Dakota Utilities, Northwestern Public Service Company, and Otter Tail Power Company and Cooperative Power Association, dated July 1, 1976, and recorded in Miscellaneous Record 161, page 845, on 8/6/76 as Document Number 154178.

3.             Any rights claimed as set forth in Bill of Sale and Assignment of Easements between Offer Tall Power Company and Cooperative Power Association, dated July 1, 1976, and recorded in Miscellaneous Record 161, page 855, on 8/6/76 as Document Number 154179.